[LOGO] HARBORSIDE                                        470 Atlantic Avenue
           Healthcare                                    Boston, MA 02210


                                                         Telephone 888-742-7267



                                 March 31, 1997


Dear Fellow Stockholder:

         You are cordially invited to attend the first Annual Meeting of Stockholders of Harborside Healthcare Corporation to be held on Wednesday, May 14, 1997 at 9:00 a.m., at The Back Bay Hilton, 40 Dalton Street, Boston, Massachusetts 02115. Coffee and refreshments will be available at the meeting site beginning at 8:30 a.m.

         The proxy statement that accompanies this letter describes the matter which will be presented at the meeting: the election of two directors.

         If you intend to attend the Annual Meeting or send a representative please call us at the telephone number above so that we can be assured of having sufficient space for all. We will be pleased to provide directions to anyone so requesting. While we anticipate having the capacity to seat all who desire to attend, if many Stockholders should attempt to attend without informing us we must reserve the right to limit attendance, with those who have called to reserve admission being assured of the right to admission.

         Whether or not you plan to attend the meeting in person it is important that your shares be voted at the meeting. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. Your vote is important, no matter how many shares you may own.

         Thank you for taking the time to review the enclosed materials.

                                         Very truly yours,


                                         /s/ Stephen Guillard
                                         Stephen Guillard
                                         President and Chief Executive Officer

                        HARBORSIDE HEALTHCARE CORPORATION
                               470 Atlantic Avenue
                           Boston, Massachusetts 02210
                     ======================================
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1997
                     ======================================

TO THE STOCKHOLDERS OF HARBORSIDE HEALTHCARE CORPORATION:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Harborside Healthcare Corporation (the "Company") will be held on Wednesday, May 14, 1997 at 9:00 a.m., at the Back Bay Hilton, 40 Dalton Street, Boston, Massachusetts 02115, for the purpose of considering and acting upon the following matters, which are more fully described in the attached proxy statement:

            1.   Election of Two Directors;

            2. Such other business as may properly be brought before the meeting. The Board of Directors at present knows of no other formal business to be brought before the meeting.

         Following the official business, there will be a review of the results of operations for 1996 and management will review the Company's investments and discuss the future outlook of the Company. The Directors and management will be available for questions and discussion after the meeting.

         The Board of Directors has fixed March 17, 1997 as the record date for the determination of the stockholders who will be entitled to vote and receive notice of such meeting or any adjournment or adjournments thereof. A list of such stockholders will be open to the examination of such stockholders for any purpose germane to the Annual Meeting at the Annual Meeting and during ordinary business hours for a period of ten days prior to the Annual Meeting at the office of the Company at 470 Atlantic Avenue, Boston, Massachusetts 02210.


                                            /s/ Scott D. Spelfogel
                                                ---------------------------
                                                Scott D. Spelfogel
                                                Secretary

March 31, 1997

                          ----------------------------


PLEASE FILL IN, DATE AND SIGN THE ACCOMPANYING PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                      PROXY STATEMENT DATED MARCH 31, 1997



         This Proxy Statement is submitted to the Stockholders of Harborside Healthcare Corporation (the "Company") for solicitation of the accompanying proxy for use at the Annual Meeting of the Stockholders of the Company to be held, for the purposes set forth in this Proxy Statement, at 9:00 a.m. on Wednesday, May 14, 1997 at the Back Bay Hilton, 40 Dalton Street, Boston, Massachusetts 02115, or any adjournment or adjournments thereof. The Company's principal executive offices are located at 470 Atlantic Avenue, Boston, Massachusetts 02210. This Proxy Statement, together with a Proxy Form and an Annual Report to Stockholders, will be mailed to Stockholders on or about March 31, 1997.


                              REVOCABILITY OF PROXY

         The proxy is revocable by the Stockholders at any time before it is voted by filing a later dated proxy, by filing a written notice of revocation with Scott D. Spelfogel, Secretary of the Company, or by voting at the Meeting. Unless so revoked, properly executed proxies will be voted, and where choices are indicated on the proxy, they will be voted as specified, and if no choices are indicated, the proxies will be voted in favor of the proposals on the proxy.


                         PERSONS MAKING THE SOLICITATION

         The solicitation is made by the Board of Directors of the Company.


                                  SOLICITATION

         Solicitation of proxies is to be made by the use of the mails. In addition, representatives of the Company may, under instructions from the Board of Directors and acting only for the Company, solicit such proxies for the Board of Directors by means of telephone or personal calls. The Company does not intend to hire a proxy solicitation firm. The Company will pay all expenses in connection with the solicitation of these proxies.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only Stockholders of the Company of record at the close of business on March 17, 1997 will be entitled to vote at the Annual Meeting. As of March 17, 1997 there were 8,000,000 shares of the Company's common stock outstanding. No shares of the Company's preferred stock were outstanding on that date. Each share is entitled to one vote. The Stockholders do not have cumulative voting rights. The holders of a majority of the Company's outstanding common stock represented in person or by proxy, constitute a quorum at the Meeting, but if less than a quorum is present, a majority in interest of those present may adjourn the Meeting. The Company's by-laws require that elections be by a plurality and that matters be approved by a majority of the votes cast unless a higher number is required for a particular proposal by the certificate of incorporation, by-laws or applicable law. For purposes of Proposal No. 1 (the election of directors) proxy cards marked to indicate an abstention will be counted in determining the presence of a quorum, but will not be considered to be a vote cast. Broker non-votes (proxy cards returned unmarked as to a proposal by brokers) will be counted in determining the presence of a quorum but will have no effect on the approval or disapproval of the proposal. There are no rights of appraisal or similar rights of dissenters with respect to Proposal No. 1.

         The following table sets forth certain information with respect to the beneficial ownership of certain voting securities of the Company by all persons known by the Company to own beneficially more than 5% of the shares of any class of the Company's stock, each of the Company's Directors, the named executive officers and by all Directors and executive officers as a group, as of March 17, 1997:


CLASS OF STOCK   NAME AND ADDRESS(1) OF        AMOUNT AND NATURE OF   PERCENT
                 BENEFICIAL OWNER              BENEFICIAL INTEREST    OF CLASS
------------------------------------------------------------------------------
Common Stock     George Krupp(2)                 3,382,305 shares       42.3%
Common Stock     Douglas Krupp(2)                3,382,305 shares       42.3%
Common Stock     Laurence Gerber(3)              2,830,155 shares       35.4%
Common Stock     The Berkshire Companies
                   Limited Partnership           2,696,903 direct        3.7%
Common Stock     The Douglas Krupp 1994
                   Family Trust(4)                 622,042 direct        7.8%
Common Stock     The George Krupp 1994
                   Family Trust(4)                 622,042 direct        7.8%
Common Stock     Dresdner Bank AG(5)
                 Jurgen-Ponton-Platz 1
                 60301 Frankfurt, Germany          796,000 direct        9.9%
Common Stock     Robert T. Barnum                   13,000 direct        +
Common Stock     David F. Benson                     2,000 direct        +
Common Stock     Robert M. Bretholtz                10,000 direct        +
Common Stock     Sally W. Crawford                   5,000 direct        +
Common Stock     Stephen L. Guillard(6)            262,261 shares        3.3%
Common Stock     Damian N. Dell'Anno(7)             65,800 shares        +
Common Stock     Bruce J. Beardsley                  3,100 direct        +
Common Stock     William H. Stephan                  4,000 direct        +
Common Stock     Kenneth Montgomery                    500 direct        +
Common Stock     All Directors and Officers      3,819,358 shares       47.7%

+ The amount owned does not exceed one percent of the common stock of the Company outstanding as of March 17, 1997.

(1) The address of each person, except as noted, is c/o Harborside Healthcare Corporation, 470 Atlantic Avenue, Boston, Massachusetts 02210.

(2) Includes 2,696,903 shares of Common Stock received by The Berkshire Companies Limited Partnership ("BCLP") and 63,360 shares of Common Stock received by Krupp Enterprises Limited Partnership ("Enterprises"), in each case in connection with the reorganization of the Company's predecessors that occurred in connection with the Company's initial public offering (the "Reorganization"). The general partners of BCLP are KGP-1, Inc. ("KGP-1") and KGP-2, Inc. ("KGP-2") and the general partner of Enterprises is KGP-1. KGP-1 and KGP-2 are both 50% owned by each of George Krupp and Douglas Krupp. By virtue of their interests in the general partners of BCLP and Enterprises, George Krupp and Douglas Krupp may each be deemed to beneficially own the 2,760,263 shares of Common Stock held by BCLP and Enterprises. In addition, George Krupp and Douglas Krupp may each be deemed to beneficially own the 622,042 shares of Common Stock held by their respective family trusts. See Note 4, below.

(3) Includes 69,892 shares of Common Stock received in connection with the Reorganization. Also includes an aggregate of the 2,760,263 shares of Common Stock held by BCLP and Enterprises, which Mr. Gerber may be deemed to beneficially own because of his position as President of KGP-1 and KGP-2.

(4) Includes 622,042 shares of Common Stock received in connection with the Reorganization by each of The George Krupp 1994 Family Trust ("GKFT") and The Douglas Krupp 1994 Family Trust ("DKFT"). Each of George Krupp and Douglas Krupp may be deemed to beneficially own the 622,042 shares of Common Stock held by GKFT and DKFT, respectively. The trustees of both GKFT and DKFT are Lawrence I. Silverstein, Paul Krupp and M. Gordon Ehrlich (the "Trustees"). The Trustees share control over the power to dispose of the assets of GKFT and DKFT and thus each may be deemed to beneficially own the 622,042 shares of Common Stock held by GKFT and DKFT; however, each of the Trustees disclaims beneficial ownership of all of such shares which are or may be deemed to be beneficially owned by George Krupp or Douglas Krupp.

(5) According to its filing on Schedule 13G made with the Securities and Exchange Commission, Dresdner Bank AG ("Dresdner") is an international banking organization headquartered in Frankfurt, Germany. RCM Capital Management, L.L.C. ("RCM"), a wholly owned subsidiary of Dresdner, is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Dresdner has stated that it has beneficial ownership of the Company's stock only to the extent that Dresdner may be deemed to have beneficial ownership of securities deemed to be beneficially owned by RCM.

(6) Includes 260,161 shares of Common Stock received in connection with the Reorganization and 2,100 shares owned by Mr. Guillard's immediate family for which he disclaims beneficial ownership.

(7) Includes 65,600 shares of Common Stock received in connection with the Reorganization, of which 18,037 shares of Common Stock received consist of the Bonus Payment, and 200 shares owned by Mr. Dell'Anno's spouse for which he disclaims beneficial ownership.

         No director, officer or affiliate of the Company is a party adverse to the Company or has a material interest adverse to the Company in any material proceedings.

         A list of Stockholders as of the record date will be open to the examination of such Stockholders for any purpose germane to the Annual Meeting at the Annual Meeting and during ordinary business hours for a period of ten days prior to the Annual Meeting at the office of the Company at 470 Atlantic Avenue, Boston, Massachusetts 02210.


                   DIRECTORS, EXECUTIVE OFFICERS AND PROPOSALS

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Pursuant to the Company's Amended and Restated Certificate of Incorporation and By-laws, the Directors are to be, and have been classified, with respect to the time for which they severally hold office, into three classes, with one class to be elected annually. In 1997, the Class I Directors must be elected; the Company currently has two Class I Directors, both of whom have been nominated for reelection by the Board of Directors for a term expiring in the year 2000. The election will be decided by a plurality vote.

         The following table sets forth the names and ages of each Director of the Company and of the management nominees for election as a Director, their principal offices with the Company, their term of office as a Director and any periods during which they have served as such:
                                    NOMINEES:

Name and Principal Offices with the Company          Age      Class    Term Expires     No. of Years
                                                                                          Director
----------------------------------------------------------------------------------------------------
David F. Benson, Director                            47       I        1997             1
Stephen L. Guillard, President, Chief Executive
  Officer and Director                               47       I        1997             1


                  DIRECTORS NOT STANDING FOR ELECTION IN 1997:

Name and Principal Offices with the Company          Age      Class    Term Expires     No. of Years
                                                                                          Director
----------------------------------------------------------------------------------------------------
Robert T. Barnum                                     51       III      1999             1
Robert M. Bretholtz                                  52       II       1998             1
Sally W. Crawford                                    43       II       1998             1
Laurence Gerber                                      40       II       1998             1
Douglas Krupp                                        50       III      1999             1

         Stephen L. Guillard has served as President and Chief Executive Officer of the Company since March 21, 1996 and of the predecessors of the Company since May 1988 and as a Director and Chairman of the Board of the Company since its incorporation. Mr. Guillard previously served as Chairman, President and Chief Executive Officer of Diversified Health Services ("DHS"), a long-term care company which Mr. Guillard co-founded in 1982. DHS operated approximately 7,500 long-term care and assisted living beds in five states. Mr. Guillard has a total of 25 years of experience in the long-term care industry and is a licensed Nursing Home Administrator.

           Douglas Krupp, a Director of the Company and Chairman of the Executive Committee since its incorporation, is Co-founder and Chairman of The Berkshire Group ("Berkshire"), a holding company with approximately $3 billion under management for individual and institutional investors. Separately, Mr. Krupp is Chairman of The Board of Directors of Berkshire Realty Company, Inc. ("BRI"), a $500 million equity real estate investment trust that is publicly traded on the New York Stock Exchange and he serves as Chairman of the Board of Trustees for Krupp Government Income Trust and Krupp Government Income Trust II. Since 1990, Douglas Krupp has been a trustee of Bryant College and he serves as a Corporate Overseer for Brigham and Women's Hospital.

         Laurence Gerber, a Director of the Company since its incorporation, is the President and Chief Executive Officer of Berkshire. Prior to becoming President and Chief Executive Officer in 1991, Mr. Gerber held various positions within Berkshire, where his responsibilities included strategic planning and corporate finance. Mr. Gerber also serves as a Director of BRI and as President and Trustee of Krupp Government Income Trust and Krupp Government Income Trust II.

         David F. Benson, a Director of the Company since June 11, 1996, has been President of Meditrust, a real estate investment trust, since September 1991 and was Treasurer of Meditrust from June 1987 to May 1992. He was Treasurer of The Mediplex Group, Inc. ("Mediplex"), a long term care company, from January 1986 through June 1987. He was previously associated with Coopers & Lybrand L.L.P., from 1979 to 1985. Mr. Benson is a trustee of Mid-Atlantic Realty Trust, a publicly-held shopping center real estate investment trust.

         Robert T. Barnum, a Director of the Company since June 11, 1996, was President, Chief Operating Officer and a Director of American Savings Bank ("American") from 1992 until the sale of the bank in 1997. He joined American, the largest privately held thrift in the United States, in 1989 as Chief Financial Officer. Mr. Barnum was also a Director of National RE Holdings Corporation, a publicly held reinsurance holding company, until its sale in October 1996. He currently is acting as a private investor.

         Robert M. Bretholtz, a Director of the Company since June 11, 1996, was President and a Director of Madison Cable Corp., a privately held manufacturing company, from 1976 to 1995. Mr. Bretholtz is the Chairman of the Board of Trustees of Brigham and Women's Hospital in Boston and a Corporator for Partners Healthcare System, Inc., the parent organization of the hospital. In addition, he is Trustee of the Foundation for Neurological Diseases.

         Sally W. Crawford, a Director of the Company since June 11, 1996 served from 1985 through 1996 as Chief Operating Officer of Healthsource, Inc., a publicly held managed care organization headquartered in New Hampshire. Ms. Crawford's responsibilities at Healthsource, Inc. included leading that company's Northern Region operations and marketing efforts. Ms. Crawford currently is acting as a consultant. She is a director of Yankee Publishing, publisher of Yankee Magazine and The Old Farmers Almanac.

         The Board of Directors of the Company recommends a vote for election of both of the nominees.


                               EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the executive officers of the Company:

              NAME        AGE   POSITION
Stephen L. Guillard       47    Chairman, President, Chief Executive Officer
                                  and Director
Damian N. Dell'Anno       37    Executive Vice President of Operations
William H. Stephan        40    Senior Vice President and Chief Financial
                                  Officer
Bruce J. Beardsley        33    Senior Vice President of Acquisitions
Robert L. Boelter, R.R.T. 46    Senior Vice President of Subacute and Specialty
                                   Services
Michael E. Gomez, R.P.T.  35    Senior Vice President of Rehabilitation Services
Kenneth Montgomery        38    Senior Vice President of Operations

         Information on Mr. Guillard appears above.

         Damian N. Dell'Anno has served as Executive Vice President of Operations of the Company since March 21, 1996 and its predecessors since 1994. From 1993 to 1994, he served as the head of the specialty services group for the predecessors of the Company and was instrumental in developing the Company's rehabilitation therapy business. From 1989 to 1993, Mr. Dell'Anno was Vice President of Reimbursement for the predecessors of the Company. From 1988 to 1989, Mr. Dell'Anno served as Director of Budget, Reimbursement and Cash Management for Mediplex. Mr. Dell'Anno has a total of 15 years of experience in the long-term care industry.

         William H. Stephan has served as Senior Vice President and Chief Financial Officer of the Company since March 21, 1996 and its predecessors since 1994. From 1986 to 1994, Mr. Stephan was a Manager in the health care practice of Coopers & Lybrand L.L.P. His clients there included long-term care facilities, continuing care retirement centers, physician practices and acute care hospitals. Mr. Stephan is a Certified Public Accountant and a member of the Healthcare Financial Management Association.

         Bruce J. Beardsley has served as Senior Vice President of Acquisitions of the Company since March 21, 1996 and its predecessors since 1994. From 1992 to 1994, he was Vice President of Planning and Development of the predecessors of the Company with responsibility for the development of specialized services, planning and engineering. From 1990 to 1992, he was an Assistant Vice President of the predecessors of the Company responsible for risk management and administrative services. From 1988 to 1990, Mr. Beardsley served as Special Projects Manager of the predecessors of the Company. Prior to joining the predecessors of the Company in 1988, Mr. Beardsley was a commercial and residential real estate appraiser.

         Robert L. Boelter, R.R.T. has served as Senior Vice President of Subacute and Specialty Services of the Company since June 14, 1996 and its predecessors since 1995. From 1994 to 1995, he was Vice President of Subacute and Specialized Services for the predecessors of the Company. From 1992 through 1994, Mr. Boelter was the Manager and later, Corporate Director, of Subacute Programs for Arbor Health Care Company ("Arbor"), a publicly-held nursing and subacute care organization based in Lima, Ohio. While at Arbor, Mr. Boelter assisted with the development of that company's subacute model and directed the implementation of all distinct subacute programs. From 1984 to 1992, he was President of Pedi-Medical, a hospital-affiliated home medical equipment provider. Mr. Boelter is a licensed respiratory therapist.

         Michael E. Gomez, R.P.T. has served as Senior Vice President of Rehabilitation Services of the Company since June 14, 1996 and its predecessors since 1994. From 1993 to 1994, Mr. Gomez served as Director of Therapy Services for the predecessors of the Company with responsibility for overseeing the coordination and direction of physical, occupational and speech therapy services. From 1991 to 1993, Mr. Gomez was Director of Rehabilitation Services at Mary Washington Hospital in Fredericksburg, Virginia. From 1988 to 1990, he was Physical Therapy State Manager for Pro-Rehab, a contract therapy company based in Boone, North Carolina. Mr. Gomez is a licensed physical therapist.

         Kenneth Montgomery has served as Senior Vice President of Operations for the Company since 1996. Mr. Montgomery joined the Company's predecessors in 1991, originally as Administrator at the Company's Gulf Coast facility in New Port Richey, Florida. He was promoted to Regional Director of Operations for the Midwest Region in 1993, and served in that position until 1996. Mr. Montgomery previously served as Administrator, Marketing Specialist and Regional Director with a long-term care company based in Philadelphia, Pennsylvania, operating facilities throughout the mid-Atlantic states. He holds a Bachelor's degree in Marketing/Business Administration from St. Joseph's University, and is a licensed Nursing Home Administrator in Pennsylvania and Florida.

         Each officer of the Company is elected annually by the Board of Directors for the ensuing year or until a successor is elected and qualified. There are no family relationships amongst the Officers and Directors.

         The Company has an Audit Committee which was established on June 11, 1996, and a Compensation Committee and Stock Plan Committee both of which were established on June 14, 1996. There is no Nominating Committee, nor is there any committee performing similar functions. The Audit Committee is comprised of Ms. Crawford and Mr. Bretholtz, both of whom are Independent Directors. The duties of the Audit Committee include: reviewing the professional services and independence of the Company's auditors and the scope of the annual external audit; ensuring that the scope of the annual external audit is sufficiently comprehensive; reviewing, with management and the independent auditors, the plan and results of the annual external audit, the adequacy of the Company's internal control systems and the results of the Company's internal audits; reviewing, with management and the auditors, the Company's annual financial statements, financial reporting practices, and results of each external audit; and conducting other activities reasonably related to the foregoing. The Compensation Committee is comprised of Messrs. Barnum, Benson, Gerber and Ms. Crawford. Ms. Crawford is Chair. The duties of the Compensation Committee include establishing salaries, incentives and other forms of compensation for the Company's Directors and officers and recommending policies relating to the Company's benefit plans. The Stock Plan Committee is comprised of Messrs. Barnum and Benson and Ms. Crawford. Ms. Crawford is chair. The Stock Plan Committee administers the Company's 1996 Long-Term Stock Incentive Plan.

         The Board of Directors have regularly scheduled quarterly meetings and special meetings as required. During 1996, the Board of Directors met 2 times and acted 5 times by unanimous written consent. The Audit Committee met 1 time. As the Company first began operating with its new structure following its initial public offering in June, 1996, neither the Compensation Committee nor the Stock Plan Committee formally met in 1996. However, both the Compensation Committee and the Stock Plan Committee met in early 1997 to review and act on 1996 compensation, including the 1996 annual incentive awards. The Executive Committee met 2 times in 1996. No Director attended fewer than 75% of the total number of meetings of the Board of Directors or committee on which such Director served, except Ms. Crawford and Mr. Bretholtz, who each was absent from one of the two Board Meetings held in 1996, and Mr. Bretholtz was absent from the Audit Committee meeting.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                    REPORT OF THE COMPENSATION COMMITTEE AND
                           THE STOCK PLAN COMMITTEE ON
                COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY

         The following Report of the Compensation Committee and The Stock Plan Committee and the performance graphs included elsewhere in this proxy statement shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

Introduction and Objectives

         The Compensation Committee (the "Committee") and the Stock Plan Committee (the "Stock Committee") of the Board of Directors of Harborside Healthcare collectively establish and administer the Company's executive compensation programs. (The Committee approves the salaries of all elected officers, including the executive officers named in the Summary Compensation Table included herein (the "Named Executive Officer") and is responsible for all other elements of executive compensation, including annual incentive awards, except stock options within the Long-Term Incentive Program for key executives. The Stock Committee administers the Company's 1996 Long-Term Stock Incentive Plan.) The goals of the Company's integrated executive compensation programs are to: (i) align executive compensation with stockholder interests; (ii) attract, retain, and motivate a highly competent executive team; (iii) link pay to individual, operating group, and Company performance; and (iv) achieve a balance between short-term and long-term results.

         Harborside Healthcare executive officers are assigned base salaries, annual incentive award target percentages, and stock option grant guidelines. These levels are determined by comparing individual responsibilities with industry survey data and internal executive job responsibilities. The objective of the Compensation Committee and the Stock Plan Committee is to maintain a competitive compensation structure for Harborside Healthcare executives at levels which will be approximately between the 25th and 70th percentile of comparable companies for both base and total compensation.

         Harborside Healthcare executive compensation programs are designed to provide awards based on individual, operating group, and overall Company performance measures. To the extent that there is no adverse effect on this performance-related approach or on the Company's ability to provide competitive compensation, it is the Committee's policy to minimize executive compensation expense that is non-deductible by the Company for tax purposes. In 1996, none of the named executive officers received compensation that was non-deductible by the Company.

Salaries

         In the case of Messrs. Guillard, Dell'Anno, Beardsley and Stephan salary is paid pursuant to employment agreements; in the case of all other executive officers, salary is determined and fixed by the Committee, or by management based upon the policies of the Committee. Base salaries fixed prior to the completion of the Company's initial offering were fixed by management (in general utilizing the methodology described herein; such methodology was thereafter refined and adopted by the Committee). After the initial public offering, the Committee subsequently reviewed salary levels of executive officers, utilizing data provided by an outside consulting firm and compared Harborside Healthcare salaries to those for comparable jobs in similar long term care and subacute corporations. These companies were selected on the basis of their comparable size and operating performance, and include a "Core Peer Group" of approximately 40% of the other 20 publicly-held long term care companies included in the Dean Witter Long Term Care Company Analysis Report and a larger industry group comprising a total of 16 of the 20 public long-term care companies, including the Core Peer Group (the "Peer Group"). (The Peer Group is comprised of the companies used by the Company in the self-constructed peer group performance index utilized for the Performance Graph.) Harborside Healthcare executive officer salary levels are targeted for between the 25th and 70th percentile of this benchmark company group depending on factors including performance, tenure and scope of responsibility. Executive officer salary adjustments are determined by a subjective evaluation of performance and by comparisons to peers inside and outside the Company. Survey data indicates that 1996 base salaries of the Named Executive Officers are, on average, at or slightly below the median of the Peer Group.

Annual Incentive Awards

         Annual incentive awards are designed to focus management attention on Company performance. Each senior manager within the Company has an assigned incentive award percentage (which is a percentage of annual salary) that provides an incentive opportunity based on Company, regional, and individual performance. The annual incentive award an executive officer was eligible to receive in 1996 ranged from 10% to a maximum of 45% of base compensation. The 1996 annual incentive awards for the Named Executive Officers will be paid out approximately 77.5% in cash and 22.5% in stock.

         Messrs. Guillard, Dell'Anno, Beardsley and Stephan are entitled to minimum incentive compensation awards of 15% pursuant to their employment contracts. The actual incentive awards approved by the Committee were based on evaluation of Company and operating group performance. Company performance was evaluated based on the achievement of operating group goals, as well as progress toward specific long-term goals of quality, profitability, and growth. Operating group performance was evaluated based primarily on operating plan measures of
(a) attainment of specified corporate objectives including completion of the initial public offering; (b) customer, employee, and referral group satisfaction; productivity and financial performance; and (d) growth of the company through acquisitions in 1996.

         Evaluation of Company performance each year takes into consideration a comparison with the performance of peer and premier companies and the overall industry environment. For 1996, the Committee assessment was that the Company performed well, completed essential projects and acquisitions and achieved the financial targets.

Stock Options

         Stock options are granted to provide a long-term incentive that is directly linked to stockholder value. To recognize the different levels of responsibilities within the Company, the number of stock options an executive officer is granted is determined by the officer's salary, scope of responsibilities and accomplishments. In 1996, stock options were granted with an exercise price equal to the fair market value of Harborside Healthcare stock on the date of grant, have a ten year term and become exercisable in thirds over a three year vesting period. The grants to Named Executive Officers are consistent with these guidelines.

Chief Executive Officer Compensation

         As Chief Executive Officer, Mr. Guillard was compensated during 1996 pursuant to his employment agreement described under "Employment Agreements and Change of Control Arrangements", below. As discussed above, under "Salaries", Mr. Guillard's base salary was fixed prior to the completion of the Company's initial offering by management, which relied upon a 1996 survey by an independent consultant. Upon the constitution of the Committee, a separate study was commissioned by a different independent consultant. Mr. Guillard's total compensation package is targeted for between the 50th and 70th percentile of the Peer Group. Mr. Guillard's 1996 compensation, excluding the special bonus described under "Employment Agreements and Change of Control Arrangements", below, was at the 50th percentile for the Core Peer Group and below the 50th percentile for the Peer Group.

         Mr. Guillard was eligible to receive a minimum annual incentive award of 15% of his base salary under his employment agreement. His incentive program originally set by management and ratified by the Committee set a threshold level of 25%, a target of 35%, and a maximum of 45% for 1996. Overall company performance, an objective standard, comprises 80% of Mr. Guillard's incentive award calculation, while individual performance, a subjective standard, comprises 20% of Mr. Guillard's incentive award calculation. Annually a threshold, target and maximum is established for the objective financial measure (in 1996 this was based upon completing the offering, achieving budgeted net operating income, meeting acquisition targets and managing insurance and managed care); incentive payments are earned when the company achieves 90% of the net operating income amount. During 1996, Mr. Guillard's primary personal goal related to achieving new subacute programs and minimizing survey deficiencies. The Committee's assessment was that Mr. Guillard met his personal goals and financial targets and the Company achieved its financial target. Accordingly, Mr. Guillard's annual incentive was fixed at 35% of his base salary, the target amount.

         Mr. Guillard also received a special bonus in 1996, as described under "Employment Agreements and Change of Control Arrangements", below. As this was a one time, special bonus related to prior time periods, it was not considered by the Committee in fixing Mr. Guillard's 1996 compensation.

HARBORSIDE HEALTHCARE COMPENSATION COMMITTEE:

David Benson
Robert Barnum
Sally Crawford
Laurence Gerber


HARBORSIDE HEALTHCARE STOCK PLAN COMMITTEE:

David Benson
Robert Barnum
Sally Crawford

                      EXECUTIVE COMPENSATION SUMMARY TABLE
-------------------------------------------------------------------------------------------------------------------
                                              Annual Compensation                  Long Term Compensation
                                                                           --------------------------- ------------
                                                                                     Awards              Payouts
                                      ------------------------------------ --------------------------- ------------
                                                                                          Securities
 Name and                                                        Other      Restricted    Underlying     LTIP
 Principal                                                      Annual        Stock        Options/     Payouts
 Position                     Year      Salary      Bonus       Compen-      Award(s)        SARs        ($)
                                         ($)         ($)        sation         ($)           (#)
                                                     (1)          (2)
-------------------------------------------------------------------------------------------------------------------
 Stephen Guillard,           1996     310,802     548,000      23,727       0             80,000        0
 Chairman, President and     1995     267,800      80,000       4,063       0             0             0
 Chief Executive Officer
-------------------------------------------------------------------------------------------------------------------
 Damian Dell'Anno,           1996     176,371     266,000       5,152       0             50,000        0
 Executive Vice President    1995     159,326      32,000       1,573       0             0             0
 of Operations
-------------------------------------------------------------------------------------------------------------------
 Bruce Beardsley,            1996     131,905     237,333       7,385       0             40,000        0
 Senior Vice President of    1995     117,192      37,306       3,191       0             0             0
 Acquisitions
-------------------------------------------------------------------------------------------------------------------
 William H. Stephan,         1996     127,605     180,250       6,423       0             40,000        0
 Senior Vice President and   1995     120,000      24,000       5,954       0             0             0
 Chief Financial Officer
-------------------------------------------------------------------------------------------------------------------
 Kenneth Montgomery,         1996     106,173      87,000      11,173       0             10,000        0
 Senior Vice President of    1995      96,423      18,900      13,279       0             0             0
 Operations
-------------------------------------------------------------------------------------------------------------------


(1)1996 amounts includes special bonuses paid to Messrs. Guillard and Dell'Anno of $438,000 and $212,000, respectively and payments to Messrs. Beardsley, Stephan and Montgomery in the amounts of $185,250, $150,250 and $67,000, respectively, under the Executive Plan. See "Employment Agreements and Change of Control Arrangements", below.

(2)Includes matching contributions made by the Company under its Supplemental Executive Retirement Plan and 401(k) Plan and any applicable car allowances.

            Employment Agreements and Change of Control Arrangements

         Upon completion of the Company's initial offering, the Company entered into employment agreements with Messrs. Guillard, Dell'Anno, Beardsley and Stephan, each of which has an initial term of two years, subject to automatic renewal for successive one-year periods unless the Company or the employee gives notice of non-renewal 60 days prior to expiration. The employment agreements provide for an annual base salary of $310,000 for Mr. Guillard, $180,000 for Mr. Dell'Anno, $135,000 for Mr. Beardsley and $130,000 for Mr. Stephan. Such salaries may be increased, but not decreased, at the discretion of the Compensation Committee. Each employee will be entitled to participate in all benefits generally made available to senior executives of the Company and to receive annual bonus compensation in such amounts and upon such conditions as determined by the Compensation Committee, but not less than 15% of base salary in a given year. If any of the employment agreements is terminated by the Company other than for cause, the employee is entitled to receive all accrued but unpaid salary and bonus amounts plus termination payments equal to the employee's monthly base salary for each of the greater of (i) the number of months remaining under the term of the agreement or (ii) 12 months (24 months in the case of Mr. Guillard). In the event of an employee's termination due to disability or death, the employee (or his designated beneficiary) will receive monthly payments equal to the employee's monthly base salary for 12 months, reduced by payments made under any disability insurance policy or program maintained by the Company for the employee's benefit. If any of the employment agreements is not renewed by the Company at the end of its initial or subsequent term, the employee will be entitled to receive severance payments equal to the employee's monthly base salary for 12 months (24 months in the case of Mr. Guillard).

         Each employment agreement provides that neither the employee nor any business enterprise in which he has an interest may (i) until the later of the termination of the employee's employment with the Company and the expiration of two years from the commencement of such employment, engage in activities which compete with the Company's business, (ii) at any time during the employee's employment and one year following his termination (two years in the case of Mr. Guillard), manage or operate any long-term care facility managed or operated by the Company and (iii) for a period of one year following termination (two years in the case of Mr. Guillard), solicit or employ persons employed or retained as a consultant by the Company.

         In 1995 Mr. Guillard subscribed for equity interests in certain of the Company's predecessors pursuant to an Executive Equity Purchase. The aggregate subscription price of $438,000, equal to the fair market value of such interests as of December 31, 1995, was paid by Mr. Guillard in 1996 with the proceeds of a special bonus equal to such purchase price. To pay taxes due with respect to the Executive Equity Purchase and this bonus, Mr. Guillard received a loan from the Company, evidenced by a note maturing April 15, 2001, and bearing interest at 7.0% per annum. In connection with the reorganization pursuant to which the Company ultimately completed its initial offering, the interests subject to the Executive Equity Purchase and Messrs. Guillard's and Dell'Anno's interests in Harborside Healthcare Limited Partnership were exchanged for an aggregate of 307,724 shares of Common Stock. Under his prior employment agreement, Mr. Dell'Anno also received an additional 18,037 shares of Common Stock pursuant to the Bonus Payment in connection with the offering (with a value of $212,000). Mr. Dell'Anno also received a loan from the Company to pay income tax liabilities that resulted from the Bonus Payment. The loan bears interest at 1% over the prime rate and will mature on the earlier of three years or when restrictions on sales of Common Stock under Rule 144 in respect of the Bonus Payment terminate.

         The Company adopted an Executive Long-Term Incentive Plan (the "Executive Plan") effective July 1, 1995. Eligible participants, consisting of the Company's department heads and regional directors, were entitled to receive payment upon an initial public offering or sale of the Company above a baseline valuation of $23,000,000 within two years of the effective date of the plan. The Executive Plan terminated upon completion of the Offering. The payments to Messrs. Beardsley, Stephan and Montgomery totaled $185,250, $150,250, and $67,000, respectively.

                                   401(k) Plan

All Company employees with at least one year of service (defined as 1,000 working hours within a consecutive twelve-month period) are eligible to participate in the Company's retirement savings program (the "401(k) Plan"), which is designed to be tax deferred in accordance with the provisions of
Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). The 401(k) Plan provides that each participant may defer up to 15% of his or her total compensation, subject to statutory limits, and the Company may also make a discretionary matching contribution to the 401(k) Plan in an amount to be determined by the Board of Directors at the end of each year. The Company may also make additional discretionary contributions, in the Board's discretion, to non-highly compensated participants.

  To be eligible for an allocation of Company matching or discretionary contributions, an employee must be employed by the Company on the last day of the year. Company matching or additional contributions vest 20% following the participant's second year of service and an additional 20% annually thereafter.

                     Supplemental Executive Retirement Plan

         Effective September 15, 1995, the Company established a Supplemental Executive Retirement Plan ("SERP") to provide benefits for key employees of the Company. Participants may defer up to 25% of their salary and bonus compensation (100% for the period from September 16, 1995 to December 21, 1995) by making contributions to the SERP. Amounts deferred by the participant are credited to his or her account and are always fully vested. The Company matches 50% of amounts contributed (up to an amount equal to 10% of base salary) which becomes vested as of January 1 of the second year following the end of the plan year for which contributions were credited, provided the employee is still employed with the Company on that date. In addition, participants will be fully vested in such matching contribution amounts in the case of death or permanent disability or at the discretion of the Company.

         Participants are eligible to receive benefits distributions upon retirement or in certain predesignated years. Participants may not receive distributions prior to a pre-designated year, except in the case of termination, death or disability or demonstrated financial hardship. Only amounts contributed by the employee may be distributed because of financial hardship.

         Although amounts deferred and Company matching contributions are deposited in a "rabbi trust," they are subject to risk of loss. If the Company becomes insolvent, the rights of participants in the SERP would be those of an unsecured general creditor of the Company.

                       1996 Long-term Stock Incentive Plan

         The Company has adopted, and the Company's stockholders approved, the Harborside Healthcare Corporation 1996 Long-Term Stock Incentive Plan (the "Stock Plan").

         The Stock Plan is administered by the Stock Plan Committee, which is comprised of two or more "Non-Employee Directors". Any officer or other key employee or consultant to the Company or any of its subsidiaries who is not a member of the Stock Plan Committee may be designated as a participant under the Stock Plan. The Stock Plan Committee has the sole and complete authority to determine the participants to whom awards will be granted under the Stock Plan.

         The Stock Plan authorizes the grant of awards to participants with respect to a maximum of 680,000 shares of the Company's Common Stock ("Shares"), subject to adjustment for stock splits, stock dividends and similar events, which awards may be made in the form of (i) nonqualified stock options; (ii) stock options intended to qualify as incentive stock options under section 422 of the Code; (iii) stock appreciation rights; (iv) restricted stock and/or restricted stock units; (v) performance awards and (vi) other stock based awards; provided that the maximum number of shares with respect to which stock options and stock appreciation rights may be granted to any participant in the Stock Plan in any calendar year shall not exceed 150,000 and the maximum number of shares which may be paid to a participant in the Stock Plan in connection with the settlement of any awards designated as a "Performance Compensation Award" (as defined below) in respect of a single performance period may not exceed 150,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof. If, after the effective date of the Stock Plan, any Shares covered by an award granted under the Stock Plan, or to which such an award relates, are forfeited, or if an award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the shares covered by such award will again be, or will become, Shares with respect to which awards may be granted under the Stock Plan.

         Awards of options, stock appreciation rights, restricted stock units, performance awards and other stock based awards granted under the Stock Plan will be subject to such terms, including exercise price, circumstances of forfeiture and conditions and timing of exercise (if applicable), as may be determined by the Stock Plan Committee. Stock options that are intended to qualify as incentive stock options will be subject to terms and conditions that comply with such rules as may be prescribed by section 422 of the Code.

          Awards in the form of stock options and stock appreciation rights are intended to qualify as "performance-based compensation" and therefore be deductible under section 162(m) of the Code provided that the exercise or grant price, as the case may be, is the fair market value per Share on the date of the grant. In addition, the Stock Plan Committee may designate awards other than stock options or stock appreciation rights as a "Performance Compensation Award." Such awards meeting the criteria described below are also intended to be deductible under the section 162(m).

         Each Performance Compensation Award will be payable only upon achievement over a specified performance period (ranging from one to three years) of a pre-established objective performance goal established by the Stock Plan Committee for such period. The Stock Plan Committee may designate one or more performance criteria for purposes of establishing a performance goal with respect to Performance Compensation Awards made under the Stock Plan. The performance criteria that will be used to establish such performance goals will be limited to the following: return on net assets, return on Stockholders' equity, return on assets, return on capital, stockholder returns, profit margin, earnings per share, net earnings, operating earnings, price per share and sales or market share.

         With regard to a particular performance period, the Stock Plan Committee will have the discretion, subject to the Stock Plan's terms, to select the length of the performance period, the type(s) of Performance Compensation Award(s) to be issued, the performance goals that will be used to measure performance for the period and the performance formula that will be used to determine what portion, if any, of the Performance Compensation Award has been earned for the period. Such discretion shall be exercised by the Stock Plan Committee in writing no later than 90 days after the commencement of the performance period and performance for the period will be measured and certified by the Stock Plan Committee upon the period's close. In determining entitlement to payment in respect of a Performance Compensation Award, the Stock Plan Committee may through use of negative discretion reduce or eliminate such award, provided such discretion is permitted under section 162(m) of the Code.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

-------------------------------------------------------------------------------------------------------------------
                                                                                                   Grant Date
                                        Individual Grants                                            Value
-------------------------------------------------------------------------------------------------------------------
                                               Percent of
                                Number of         Total
                               Securities       Options/     Exercise or       Expiration         Grant Date
  Name                         underlying         SARs        Base Price          Date              Present
                               option/SARs     Granted to       ($/Sh)                              Value $
                                 Granted        Employees                                             (3)
                                   (#)          in Fiscal
                                                  Year
-------------------------------------------------------------------------------------------------------------------
  Stephen Guillard(1)            80,000          17.3            11.75        June 14, 2006         $427,200
-------------------------------------------------------------------------------------------------------------------
  Damian Dell'Anno(1)            50,000          10.8            11.75        June 14, 2006         $267,000
-------------------------------------------------------------------------------------------------------------------
  Bruce Beardsley(2)             40,000           8.6             8.15        February 1, 2006      $ 73,600
-------------------------------------------------------------------------------------------------------------------
  William Stephan(2)             40,000           8.6             8.15        February 1, 2006      $ 73,600
-------------------------------------------------------------------------------------------------------------------
  Kenneth Montgomery(1)          10,000           2.2            11.75        June 14, 2006         $ 53,400
-------------------------------------------------------------------------------------------------------------------

(1)Messrs. Guillard, Dell'Anno and Montgomery received options to purchase shares of the Company's Common Stock at the initial public offering price on the date of the initial public offering. One third of these options become exercisable on the first, second and third anniversary of their date of grant and terminate (with certain exceptions) on the tenth anniversary of their date of grant.

(2)In February, 1996, one of the Company's predecessors granted options to purchase a limited partnership interest in that entity to Messrs. Stephan and Beardsley. The exercise price under each option represented the fair market value of the partnership interest at the date of grant based upon an independent appraisal of the partnership. Upon the completion of the Company's initial public offering, these option grants were converted on a pro-rata basis to options to purchase shares of the Company's Common Stock. One third of these options become exercisable on the first, second and third anniversary of their date of grant and terminate (with certain exceptions) on the tenth anniversary of their date of grant.

(3)The fair value of each stock option is estimated on the date of grant using the Black-Scholes pricing model with the following weighted-average assumptions: an expected life of five years, expected volatility of 40%, no dividend yield and a risk-free interest rate of 6.5%.

                       AGGREGATED OPTION/SAR EXERCISES IN
                              LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

---------------------------------------------------------------------------------------------
                                                       Number of              Value of
                                                       Securities             Unexercised in-
                                                       Underlying             the Money
                                                       Unexercised            Options/SARs at
                         Shares         Value          Options/SARs           Fiscal Year End
Name                     Acquired on    Realized       at Fiscal Year-        ($)
                         Exercise        ($)           End                    Exercisable/
                         (#)                            (#)                   Unexercisable
                                                       Exercisable/
                                                       Unexercisable
---------------------------------------------------------------------------------------------
Stephen Guillard         0              0              0/80,000               0/10,000
---------------------------------------------------------------------------------------------
Damian Dell'Anno         0              0              0/50,000               0/6,250
---------------------------------------------------------------------------------------------
Bruce Beardsley          0              0              0/40,000               0/149,000
---------------------------------------------------------------------------------------------
William Stephan          0              0              0/40,000               0/149,000
---------------------------------------------------------------------------------------------
Kenneth Montgomery       0              0              0/10,000               0/1,250
---------------------------------------------------------------------------------------------

         Independent Directors of the Company are compensated at the rate of $15,000 per year for their services plus $1,000 for each meeting of the Board of Directors or committee of the Board of Directors that they attend and receive reimbursement for their travel expenses. In addition each Independent Director initially received an option to purchase 15,000 shares of common stock, and commencing on January 1, 1997, each Independent Director as of each January 1 receives an option to purchase an additional 3,500 shares of common stock. During 1996 each of Messrs. Barnum, Benson and Bretholtz, and Ms. Crawford received grants under this plan. Each option grant vests after one year, has a ten year term, and permits the holder to purchase shares at their fair market value on the date of grant ($11.75 in the case of options granted in 1996). Directors are eligible to participate in the Company's Directors Retainer Fee Plan, pursuant to which Independent Directors may elect to receive their retainer and meeting fees currently in cash or Company stock, or may elect to defer receipt of some or all of their fees in Company stock. Messrs. Barnum and Benson are currently participating in this plan.

           Compensation Committee Interlocks and Insider Participation

         Messrs. Barnum, Benson and Gerber and Ms. Crawford comprise the Compensation Committee and Messrs. Barnum and Benson and Ms. Crawford comprise the Stock Plan Committee. None of these directors is or has been an officer or employee of the Company.

         The Berkshire Companies Limited Partnership ("BCLP"), is beneficially owned by, among others, Douglas Krupp, a Director of the Company, his brother George Krupp and Laurence Gerber, a Director of the Company. BCLP has historically had and expects to maintain certain relationships with the Company. All such transactions with George or Douglas Krupp or their affiliates, including BCLP, are and in the future will be approved by disinterested directors.

         Effective October 1, 1994, the Company entered into an agreement to lease its Brevard facility from Rockledge T. Limited Partnership ("RTLP"), which is beneficially owned by Douglas Krupp and George Krupp. The Brevard lease agreement is for a period of ten years, plus up to two five-year renewals. Rent was $551,250 for the initial twelve-month period and increases by 2.0% each year thereafter. At the end of the initial lease term, the Company has the option to exercise two consecutive five-year lease renewals. The Company also has the right after the fifth anniversary of the commencement of the lease to purchase the facility at its fair market value. RTLP is required to make capital expenditures totaling $500,000 during the first three years of the lease. As of December 31, 1996, approximately $338,000 of such capital expenditures had been made.

         The Company's Boston headquarters occupy office space leased from BCLP. The Company has historically been allocated certain expenses for this office space and for various services provided by BCLP, including legal, tax, data processing and other administrative services. The allocations of expenses for 1996 was $700,000. In June, 1996 the Company and BCLP entered into an administrative services agreement pursuant to which BCLP will continue to provide the same services and office space to the Company as described above, as well as certain investor relation services, at an initial price of approximately $735,000 per year. The initial term of the administrative services agreement ended on December 31, 1996, and is automatically renewable annually thereafter. The Company or BCLP may terminate the agreement upon 120 days' prior written notice. Management believes that the terms of the administrative services agreement are as favorable to the Company as could be obtained from independent third parties.

         The administrative services agreement provides that the Company will indemnify BCLP, including its officers and partners, to the fullest extent permitted by Delaware law, as if BCLP were an agent of the Company in connection with the performance of its services under the agreement. BCLP has agreed to indemnify the Company for losses arising from BCLP's deliberate dishonesty or gross negligence or willful misconduct.

         In connection with the Company's initial public offering, the Company entered into the Reorganization Agreement with certain individuals, including Messrs. Krupp, Gerber, Guillard and Dell'Anno (the "Contributors"), pursuant to which the Contributors received 4,400,000 shares of Common Stock in exchange for their ownership interests in the Company's predecessors. The reorganization contemplated by the Reorganization Agreement was completed immediately prior to completion of the initial public offering.

          In connection with the acquisition of the Company's Decatur facility, a subsidiary of the Company assumed a first mortgage note from the facility's prior owner. Douglas Krupp personally guaranteed the note which at the time had a remaining balance of $1,775,000. As of December 31, 1996, the remaining principal balance on the note is $1,598,000. The Company has agreed to indemnify Mr. Krupp for liability under such guaranty.

         The Company has historically entered into a number of financings and lease arrangements with Meditrust. David F. Benson, the President of Meditrust, is a Director. Fourteen of the Company's facilities are currently leased from Meditrust. Of these, seven facilities were sold to Meditrust by a predecessor of the Company on December 31, 1995 for $47,000,000 and were subsequently leased to the

Company. Total minimum rent payments under the Company's leases with Meditrust are expected to be approximately $7.8 million for 1997 and were $7.6 million in 1996. Four of the Company's owned facilities are subject to mortgages in favor of Meditrust. The Company used a portion of the proceeds of the initial public offering in June, 1996 to repay an aggregate of $25 million principal amount of these mortgages. Meditrust also received a prepayment penalty of $1.5 million.

                                PERFORMANCE GRAPH

         The Performance Graph set forth below compares the cumulative total stockholder return on the Company's Common Stock from June 11, 1996, the effective date of the Company's initial public offering, to December 31, 1996, with the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index and the Peer Group (which consists of Advocat, Inc., Arbor Health Care, Beverly Enterprises, Inc., Genesis Health Ventures, Inc., Horizon/CMS Healthcare Corporation, Integrated Health Services, Inc., Living Centers of America, Inc., Manor Care, Inc., Mariner Health Group, Inc., Multicare Companies, National Healthcare, Regency Health Services, Summit Care Corporation, TheraTx, Inc., Unison Health Care, and Vencor, Inc.) over the period. The Peer Group companies include the 8 long-term care organizations most similar to the Company, and most of the other major long-term care organizations (some of which are significantly larger organizations than the Company is at the present time). Four long-term care organizations that did not respond to the Company's consultants' original compensation study were excluded, since they were not included in executive compensation comparisons. The comparison assumes $100 was invested on June 11, 1996 in the Company's Common Stock, in the Standard & Poor's 500 Composite Stock Price Index and in the Peer Group, and assumes reinvestment of dividends, if any.

         The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Zack's Investment Research, a source believed to be reliable, but the Company is not responsible for errors or omissions in such information.


                         COMPARISON OF CUMULATIVE RETURN
         ASSUMES INITIAL INVESTMENT OF $100 AND REINVESTMENT OF DIVIDEND
-------------------------------------------------------------------------------

INDEX                                   100
S & P 500                               112.11
HARBORSIDE HEALTHCARE                   103.26
PEER GROUP                               87.99

6/96 -- 12/96

80   90   100   110   120


               NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION
-------------------------------------------------------------------------------

                              INDEPENDENT AUDITORS

         Coopers & Lybrand L.L.P. has served as independent auditors to the Company's predecessors and the Company since their respective formation. The Board of Directors has approved the selection of Coopers & Lybrand L.L.P. as auditors through the date of the Annual Meeting of the Board of Directors. The Audit Committee will formally recommend an auditor and the Board of Directors will formally select an auditor for the next year at such Annual Meeting of the Board of Directors.

         A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should he or she desire to do so.

         The Company's By-laws do not require that Stockholders approve the appointment of independent auditors.


                                  OTHER MATTERS

         The Board of Directors is not aware of any other formal matters to be presented at the meeting. Pursuant to the By-laws, only such business shall be conducted, and only such proposals shall be acted upon, as shall be properly brought before the Annual Meeting, either by the Board of Directors, or by any Stockholder of the Company who timely complies with the notice procedures set forth in the By-laws of the Company.

                                            By order of the Board
                                            of Directors


                                        /s/ Scott D. Spelfogel
                                            Scott D. Spelfogel
                                            Secretary

                             STOCKHOLDERS' PROPOSALS

         If any Stockholder wishes to submit a proposal to be voted on at the 1998 Annual Meeting of Stockholders, the Stockholder must submit the Proposal to the Company on or before December 1, 1997.

                                    IMPORTANT

         PLEASE FILL IN, DATE AND SIGN THE ACCOMPANYING PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.